Exhibit 99.1

Enumeral Completes Successful Warrant Tender Offer

and Receives $3.4 Million in Gross Proceeds

Obtains Consent to Remove Anti-Dilution Protection of Outstanding Warrants

and Continues to Deliver on Turnaround Plan

CAMBRIDGE, Mass.—December 12, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and advancement of next generation therapeutics in cancer and other diseases, today announced that the Company has received gross proceeds of approximately $3.4 million in connection with the successful completion of Company’s previously announced issuer tender offer (the “Offering”).

In connection with the Offering, warrant holders elected to amend and exercise 6,863,000 of the warrants subject to the Offering at a reduced exercise price of $0.50 per warrant, providing a total of $3,431,500 in gross proceeds to the Company, before deducting fees, expenses, and warrant agent commissions. Warrant holders who elected to participate in the Offering received four shares of Enumeral common stock for each warrant exercised. The Company also received approval from holders of a majority of the warrants subject to the Offering to amend those warrants in order to remove the price-based anti-dilution provisions contained therein. The Company plans to use the net proceeds from the Offering to fund its ongoing operations, and for general working capital purposes. In addition, the Company continues to pursue potential collaboration arrangements with a number of interested parties.

“We are extremely pleased with the broad support we received from our warrant holders to successfully complete this Offering,” said Wael Fayad, Enumeral’s Chairman, Chief Executive Officer and President. “This Offering is an important step that strengthens our position to continue to deliver on our turnaround plan. We are engaged in discussions with a number of companies regarding potential collaboration arrangements, and we continue to pursue opportunities to advance our internal pipeline of next-generation therapeutics.”

“In addition to providing funds to support Enumeral’s continued operations, the successful completion of this Offering also removes the price-based anti-dilution provisions from the remaining warrants,” Mr. Fayad continued.  “This will help streamline Enumeral’s capitalization structure, reduces the warrant liability recorded on our financial statements, and further enable our long-term growth plans, including pursuing the listing of our common stock on a national securities exchange in the future.”

“We sincerely appreciate the continued support of our stockholders and other stakeholders, and we look forward to reporting on our progress in the months ahead,” Mr. Fayad concluded.

About Enumeral

Enumeral is a biopharmaceutical company focused on the discovery and advancement of next generation therapeutics in cancer, auto-immune, and other diseases. The Company utilizes a proprietary microwell array technology to identify cell type and measure functioning of individual cells from tissue samples, and to retrieve individual live cells of interest, for cell culture or gene cloning. This technology provides key insights for target validation, drug candidate selection, and rational drug development. The company has built a pipeline of immune checkpoint modulators for targets including PD-1, TIM-3, CD39, and others. Going forward, the company will focus on collaborations to exploit the full potential of its platform technology and will continue to expand and develop its pipeline of next generation therapeutics. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral” or the “Company”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements may include, without limitation, (a) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, cash flows and resulting liquidity, (b) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (c) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (d) Enumeral’s ability to partner with other companies to bring product candidates through the development stage and eventually to market, (e) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (f) Enumeral’s ability to comply with governmental regulation, (g) the intensity of competition, (h) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas, and (i) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission (the “Commission”). Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com